Release from “Cooperation Agreement”

Part A: AXM Pharma (Shenyang), Inc.

Part B: Liaoning Ming Cheng Medical & Pharmaceutical Co., Ltd.

On April 4th, 2006, Part A and Part B reached the “Cooperation Agreement” and “Equity Interest Transfer Agreement”. Whereas, Part B – Liaoning Ming Cheng Medical & Pharmaceutical Co., Ltd. lost their account book for 2003, which made it impossible for them to meet with the auditing requirements due to lack of auditing qualifications. Thus, relative terms held in “Cooperation Agreement” and “Equity Interest Transfer Agreement” could not be conducted. Now, therefore, the two parties, through negotiation, agree to rescind the “Cooperation Agreement” and “Equity Interest Transfer Agreement”, effective immediately.

Part A: AXM Pharma (Shenyang), Inc.

Legal representative:

December 8th, 2006

Part B: Liaoning Ming Cheng Medical & Pharmaceutical Co., Ltd.

Legal representative:

December 8th, 2006